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                                                                   Exhibit 11(b)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 41 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance Tax-Managed Growth Fund of our report dated December 5, 1997 relating to Eaton Vance Tax-Managed Growth Fund (formerly EV Marathon Tax-Managed Growth Fund), and of our report dated December 5, 1997, relating to Tax-Managed Growth Portfolio, which reports are included in the Annual Report to Shareholders for the year ended October 31, 1997 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Funds' Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                                /s/ DELOITTE & TOUCHE LLP
                                                ------------------------------
                                                DELOITTE & TOUCHE LLP

February 23, 1998
Boston, Massachusetts